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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

CUBIST PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21379 (Commission File Number)	22-3192085 (IRS Employer Identification No.)
65 Hayden Avenue, Lexington, Massachusetts (Address of Principal Executive Offices)	02421 (Zip Code)

Registrant's telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On May 31, 2006, the registrant, Cubist Pharmaceuticals, Inc., or Cubist, entered into an Underwriting Agreement (the "Underwriting Agreement") with Goldman, Sachs & Co. Under the Underwriting Agreement, Cubist sold $325,000,000 aggregate principal amount of 2.25% Convertible Subordinated Notes due 2013 (the "Notes") in a public offering pursuant to Cubist's registration statements on Form S-3 (SEC File No. 333-134559 and SEC File No. 333-134623) (the "Registration Statements") and a related prospectus, for proceeds to Cubist, after deducting the underwriting discount and before expenses, of $314,800,000. The Notes are to be issued pursuant to an indenture to be entered into between Cubist and The Bank of New York, as trustee. To the extent Goldman, Sachs & Co. sells more than $325,000,000 in principal amount of Notes, the underwriter will have the option for 30 days from the date of the Underwriting Agreement to purchase up to an additional $25,000,000 in principal amount of Notes from Cubist at the offering price less the underwriting discount.

Item 8.01 Other Events.

        Bingham McCutchen LLP, counsel to Cubist, has issued its opinion (the "Opinion") with respect to the Notes and the shares of Cubist's common stock issuable upon conversion thereof pursuant to the Underwriting Agreement and the Registration Statements. A copy of the Opinion, and the consent included therein, are attached hereto and incorporated herein by reference as Exhibit 5.1 and Exhibit 23.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

5.1	Opinion of Bingham McCutchen LLP.
12.1	Statement re: Computation of Deficiency of Earnings to Fixed Charges.
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.
	By:	/s/ CHRISTOPHER D.T. GUIFFRE Christopher D.T. Guiffre Senior Vice President, General Counsel and Secretary
Dated: June 1, 2006

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EXHIBIT INDEX

Exhibit No.
5.1	Opinion of Bingham McCutchen LLP.
12.1	Statement re: Computation of Deficiency of Earnings to Fixed Charges.
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

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QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX